UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 11, 2006


                            DETTO TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                      333-100241                01-656333
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                              14320 NE 21st Street,
                            Bellevue, Washington 98007
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425)201-5000


                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         This Form 8-K and other reports filed by Detto Technologies, Inc. ("Detto" or the "Company") from time-to- time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

         On July 11, 2006, Detto amended its 2004 Stock Option Plan (the "Plan") to increase the number of shares available for issuance under the Plan from 2,000,000 to 10,000,000.

Item 3.03  Material Modification to Rights of Security Holders.

         On July 11, 2006, Detto amended its Certificate of Incorporation to increase the number of shares of $.0001 par value Common Stock authorized and available for issuance from 100,000,000 to 150,000,000. The general effect of that amendment is that any future issuance of additional shares of Common Stock will result in the dilution of the net income per share and the net book value of the shares of Common Stock that are then outstanding.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On July 11, 2006, Larry Mana'o resigned as the Chairman of the Company's Board of Directors. Mr. Mana'o continues to be a director of the Company and is the Company's Co-Chief Executive Officer.

         On July 11, 2006, Gualtiero Giori was appointed as the Chairman of the Company's Board of Directors. Mr. Giori continues to be a director of the Company.

         On July 11, 2006, Dr. Pablo A. Perez-Fernandez was appointed as the Company's Co-Chief Executive Officer. Dr. Perez-Fernandez is currently the director of research at Sagio Investments ("Sagio"), a Geneva-based investment manager. Prior to Sagio and Detto, Dr. Perez-Fernandez was the senior wireless equity analyst at the boutique investment banks ThinkEquity Partners and Stanford Group Company. Dr. Perez-Fernandez started his Wall Street career at Sanford C. Bernstein, where he was an associate equity analyst on that firm's telecom equipment team. Prior to Wall Street, Dr. Perez-Fernandez worked as a management consultant for the Mitchell Madison Group and was a senior engineer at Raytheon Systems Company. Dr. Perez-Fernandez holds a Ph.D. in applied mathematics from the University of California at Los Angeles and a B.A. in pure mathematics from Yale University. Dr. Perez-Fernandez continues to be a member of the Board of Directors of the Company.

         On July 11, 2006, Jason Gardiner was appointed as the Company's Chief Information Officer and Secretary. Mr. Gardiner continues to hold positions as the Company's Controller and acting Chief Financial Officer.


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

         On July 11, 2006, Mitch Swergold was appointed as a director of the Company. Mr. Swergold is the managing partner at Swergold Capital Management. Prior to that, he worked at various financial institutions, including Kingdom Capital Management. Mr. Swergold holds a law degree from Emory University. There are no arrangements between Mr. Swergold and any other person pursuant to which he was appointed to the Board of Directors. As of the time of this filing, Mr. Swergold had not been appointed to any of the Company's standing committees. During the last two years there has been no transaction to which the Company was or is to be a party in which Mr. Swergold had or is to have a direct or indirect material interest. In addition, there is no currently proposed transaction to which the Company is to be a party in which Mr. Swergold is to have a direct or indirect material interest.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DETTO TECHNOLOGIES, INC.

Date: July 18, 2006                     By: /s/ Larry Mana'o
                                            ------------------------------------
                                        Larry Mana'o, Co-Chief Executive Officer

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